Exhibit 99.2

FOR IMMEDIATE RELEASE

TPG CAPITAL AND LEONARD GREEN & PARTNERS

TO ACQUIRE J.CREW GROUP, INC. FOR $43.50 PER SHARE IN CASH

Millard Drexler Will Remain as Chairman and CEO and Significant Shareholder

Transaction Valued at $3.0 Billion

New York – November 23, 2010 – J.Crew Group, Inc. (NYSE: JCG) today announced that it has entered into a definitive agreement to be acquired by funds affiliated with TPG Capital and Leonard Green & Partners, L.P. Millard Drexler will continue as Chairman and CEO and maintain a significant equity investment in J.Crew.

Under the terms of the agreement, holders of the outstanding common shares of J.Crew will receive $43.50 per share in cash, or a total of approximately $3.0 billion. The price represents a premium of 29% to J.Crew’s average closing share price over the last month.

A Special Committee of the J.Crew Board of Directors, comprised of four independent directors, and advised by independent financial and legal advisors, negotiated the transaction and recommended it to the full Board. The agreement was approved by the full Board other than James Coulter, a partner of TPG Capital, and Millard Drexler, who recused themselves from the vote.

Millard Drexler, J.Crew Chairman and CEO, said, “I am pleased to announce this agreement as it delivers significant value to our shareholders. In addition, it is a clear endorsement of J.Crew and of the hard work and commitment of each and every one of our associates. As I have always said, we are in this for the long term and we do what we do day in and day out so we can deliver the best possible products to our customers. TPG Capital, with whom we have a long working relationship, along with Leonard Green & Partners, are both well respected private investment firms whose substantial resources and experience will enable us to invest in our future growth. I am excited to be partnering with TPG Capital and Leonard Green & Partners on this transaction and that our management team, including our President Jenna Lyons, will continue to work towards our future.”

Carrie Wheeler, Partner of TPG Capital, stated: “We are proud of our 13-year history with J.Crew since our investment in the company in 1997 and the success it has achieved during our partnership with Mickey. With his leadership, combined with the support of TPG Capital and Leonard Green & Partners, the Company will be well positioned for the long term. We are looking forward to working with Mickey and his exceptional team and are excited by the prospect of continuing to expand the business.”

Jonathan Sokoloff, Managing Partner of Leonard Green & Partners, said: “J.Crew occupies a distinctive space in fashion retail and we are very pleased to partner with Mickey and TPG Capital for the next chapter of the Company’s growth. J.Crew’s strong brand equity and proven multichannel strategy position the Company extremely well to expand its business, both in the U.S. and internationally.”

Josh Weston, Chairman of the Special Committee of the J.Crew Board of Directors, stated: “After a thorough assessment, based on independent financial and legal advice, we concluded this transaction will maximize value for shareholders. We are also pleased to have successfully negotiated for J.Crew’s public shareholders a robust ‘go-shop’ provision that extends beyond the holiday season.”

The investor group has secured committed financing from Bank of America Merrill Lynch and Goldman Sachs Bank USA.

The agreement permits the Special Committee to solicit, receive, evaluate and enter into negotiations with respect to alternative proposals through January 15, 2011. The Special Committee, with the assistance of its independent advisors, will actively solicit alternative proposals during this period. There can be no assurance that this process will result in a superior offer. If there is no superior offer, the transaction is expected to close in the first half of fiscal 2011, subject to customary approvals and closing conditions. Completion of the transaction also requires approval by a majority of the outstanding J.Crew shares. J.Crew and the Special Committee do not intend to disclose developments with respect to the solicitation process unless and until the Special Committee and the Board have made a decision.

The Special Committee was advised by an independent financial advisor, Perella Weinberg Partners LP, and an independent legal advisor, Cravath, Swaine & Moore LLP. Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to J.Crew. Goldman, Sachs & Co. and Bank of America Merrill Lynch are acting as financial advisors to TPG Capital and Leonard Green & Partners. Ropes & Gray LLP is acting as legal advisor to TPG Capital and Latham & Watkins is acting as legal advisor to Leonard Green & Partners.

Conference Call Information

A listen-only call offering additional comments on third quarter results and this morning's transaction announcement will be available to all investors starting at 11:00 AM Eastern Time this morning. Callers may listen to this call by dialing (800) 642-1687, or (706) 645-9291 outside the U.S. and Canada, and by referencing conference ID 27737604. The listen-only call will also be webcast on the 'Investor Relations' section of the Company's website at www.jcrew.com. The listen-only call will be available until November 30, 2010.

About J.Crew Group, Inc.

J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of November 23, 2010, the Company operates 250 retail stores (including 221 J.Crew retail stores, 9 crewcuts and 20 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com and 85 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

About TPG Capital

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992, with more than $48 billion of assets under management and offices in San Francisco, Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Shanghai, Singapore and Tokyo. TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, growth investments, joint ventures and restructurings. TPG Capital invests in world-class franchises across a range of industries, including past and present retail investments such as American Tire Distributors, Burger King, China Grand Auto, Daphne, Debenhams, Myer, Neiman Marcus Group, PETCO Animal Supplies and Republic, among others.

About Leonard Green & Partners, L.P.

Leonard Green & Partners is a leading private equity firm with over $9 billion in equity capital under management. Based in Los Angeles, Leonard Green & Partners invests in market leading companies across a range of industries. Significant current retail investments include Whole Foods Market, Neiman Marcus Group, PETCO Animal Supplies, Leslie’s Poolmart, The Sports Authority, The Container Store, Tourneau, David’s Bridal, Jetro Cash & Carry and The Tire Rack.

Forward Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed acquisition of J.Crew Group, Inc. by TPG Capital and Leonard Green & Partners, L.P. In connection with the proposed transaction, J.Crew Group, Inc. will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF J.CREW GROUP, INC. ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL

RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by J.Crew Group, Inc. at the Securities and Exchange Commission’s website at http://www.sec.gov or at J.Crew Group, Inc.’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation:

J.Crew Group, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of J.Crew Group, Inc.’s participants in the solicitation is, or will be, set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from J.Crew Group, Inc. at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

Contacts:

For J.Crew Group, Inc.

Margot Fooshee

(212) 209-2717

For TPG Capital

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

For Leonard Green & Partners, L.P.

Mike Gennaro

(310) 954-0414

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